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                                  UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2005


                             SYNERTECK INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



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

           DELAWARE                                   0-50754                                     20-0929024
(State of Other Jurisdiction                   (Commission File                                 (IRS Employer
       of Incorporation)                              Number)                                 Identification No.)
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

11585 SOUTH STATE, SUITE 102, DRAPER, UTAH                                              84020
       (Address of Principal Executive Offices)
                                                                                      (Zip Code)

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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (801) 816-2505

                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 13, 2005, Synerteck Incorporated (the "Company") converted into common stock certain promissory notes issued by the Company to certain individual investors on March 1, 2004 (collectively the "Investors"). Subject to the terms and conditions of the conversion agreements (the "Agreements"), the Company agreed to convert an aggregate amount of $50,000 in principal, plus interest, as accrued, with respect to these notes into an aggregate of 1,500,000 shares of Common Stock of the Company. The Common Stock delivered to the Investors will be free and clear of all pledges, liens and encumbrances, but will be considered "restricted securities" under the Securities Act of 1933.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         As described in Item 1.01 above, on June 13, 2005, the Company issued 1,500,000 shares of Common Stock to the Investors. The Investors are "accredited investors" or "sophisticated" investors as defined under Rule 501. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.


SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SYNERTECK INCORPORATED

                              By: /s/ Chene Gardner
Date:  June 13, 2005       __________________________________________

                             Chene Gardner
                             Chief Financial Officer